UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2008

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2008, Berkshire Hills Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Sandler O’Neill + Partners, L.P. The material terms of the Agreement were previously disclosed in the Company’s Preliminary Prospectus Supplement on Form 424(b)(5) that was filed with the Securities Exchange Commission on October 6, 2008. A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”).

Item 8.01	Other Events

On October 8, 2008, the Company issued a press release announcing the pricing of the Company’s common stock, par value $0.01 per share, at a public offering price of $24.00 per share, for gross proceeds in the public offering of approximately $36 million, exclusive of any underwriter over-allotment option. A copy of the press release dated October 8, 2008 is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated October 8, 2008

99.1	Press Release, dated October 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.

Date: October 8, 2008	By:	/s/ Kevin P. Riley
Kevin P. Riley, Executive Vice President and Chief Financial Officer